Exhibit 99.1

Vonage Reports First Quarter 2020 Financial Results

First Quarter 2020 Highlights:

•	Consolidated Revenues of $297 million (including $14 million of USF revenues)

•	Business Segment Revenues of $210 million (including $4 million of USF revenues)

•	Service Revenues of $196 million, a 23% Increase

•	API Platform Revenues Increased 44%

•	Applications Service Revenues Increased 10%

•	Net Loss of $4 Million and Adjusted EBITDA of $39 million

HOLMDEL, N.J., May 7, 2020 -- Vonage Holdings Corp. (Nasdaq: VG), a global business cloud communications leader, today announced results for the quarter ended March 31, 2020.

“We had a strong first quarter, highlighting the power of our programmable platform strategy,” said Alan Masarek, Chief Executive Officer. “In today’s environment, Vonage’s cloud-based communications services are ever more critical to support the world’s new-normal, requiring remotely-delivered services and remote work environments.”

“Vonage is prepared to navigate these uncertain times given the mission-critical nature of our offerings. While we expect some short-term financial impacts from COVID-19, this is a defining moment for Vonage. We believe COVID will accelerate the digital transformation of the global economy, and Vonage is well-positioned to aid in that transition.”

Masarek continued, “I'm proud of our team’s response to the crisis, and I want to thank our employees for their commitment during these unprecedented times. Our business continuity plans were enacted virtually overnight, and our own technology seamlessly enabled more than 2,400 Vonage remote offices across the globe, keeping Vonage’s business functioning smoothly so our employees could focus on helping our customers.”

First Quarter 2020 Business Segment Highlights

•	Service Revenues from Enterprise Applications customers (those with greater than $120,000 of ARR) grew 21% in the first quarter of 2020.

•	Service Revenues from Mid-market plus Enterprise Applications customers (those with greater than $12,000 of ARR) grew 14% in the first quarter of 2020

•	Bookings from Midmarket plus Enterprise Applications customers represented 64% of total bookings in the first quarter of 2020 versus 62% in the previous quarter

•	High-Value API revenues grew at nearly 70% in the first quarter of 2020, driven by strength in programmable video.

•	Business Service Revenue per Customer was $475 per month, up 16% from the year-ago quarter.

•	Business Service Revenue Churn was 0.8%, down from 1.2% in the year-ago quarter.

First Quarter 2020 Consumer Segment Results

•	Consumer Revenues were $87 million, down 13% compared to the year-ago quarter.

•	Customer churn was 1.8%, 0.1% better than the year-ago quarter.

•	Average revenue per line ("ARPU") was $27.35, up $0.92 compared to the year-ago quarter.

•	Ended the quarter with approximately 1 million Consumer subscriber lines

•	92% of these customers are tenured over two years and 74% are tenured over five years.

Consolidated Income and Balance Sheet
For the first quarter of 2020, Vonage reported consolidated revenues of $297 million, up from $280 million in the year-ago quarter. GAAP net loss was $4 million, or ($0.02) per share, versus a loss of $1 million in the prior-year period, or ($0.00) per share. First-quarter adjusted net income(1) was $12 million or $0.05 per share, a decrease from $15 million or $0.06 per share in the prior-year period.

For the first quarter, the Company generated Adjusted EBITDA(2) of $39 million, and Adjusted EBITDA minus Capex(2) of $26 million. Net Cash from Operations was $3 million and Free Cash Flow(3) was negative $11 million for the quarter as annual bonuses and equity tax settlement payments are made in this quarter. As of March 31, 2020 the Company had a Net Debt to Last Twelve Months Adjusted EBITDA ratio of 3.4 times.

Update on Strategic Review of Consumer Segment
As announced in February, the Company initiated a strategic review of its Consumer Segment, including the feasibility of its divestiture, to further the Company’s goal of becoming a pure-play Business SaaS company. This review is underway and the Company will provide updates as appropriate.

Updated 2020 and Second Quarter Outlook
The Company is updating its 2020 guidance to reflect the estimated impact of the COVID-19 crisis based on information available today. The Company is seeing positive catalysts as evidenced by surging video API usage and lower Applications churn. However, in the short term, these positive catalysts are being offset by elevated levels of payment deferrals and credits, some install delays, and demand declines in hospitality- and travel-related sectors. While some customers are accelerating their move to the cloud for business continuity, others are putting that decision on hold to focus on their business operations.

For the full year 2020, Vonage now expects the following, (based on constant currency as of May 2020):

•	Consolidated revenues in the range of $1.180 billion to $1.205 billion

•	Total Business Segment Revenues in the range of $855 million to $880 million (which includes approximately $17 million of USF revenues)

•	Total Consumer Segment Revenues in the $325 million area (which includes approximately $34 million of USF revenues)

•	Consolidated Adjusted EBITDA of between $150 to $155 million

•	Capex in the $60 million area

For the second quarter of 2020, Vonage expects the following:

•	Consolidated Revenues in the range of $295 million to $298 million

•	Total Business Segment Revenues in the range of $213 million to $216 million (which includes approximately $4 million of USF revenues)

•	Total Consumer Revenues in the $82 million area (which includes approximately $8 million of USF revenues)

•	Consolidated Adjusted EBITDA in the $36 million area.

Conference Call and Webcast
The Company will host a conference call to discuss its financial results for the first quarter of 2020 and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 548-4713. International callers should dial (323) 794-2093.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call, and may be accessed through Vonage's Investor Relations website or by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering the passcode 9846056.

About Vonage

Vonage (Nasdaq:VG) is redefining business communications once again. We're making communications more flexible, intelligent, and personal, to help enterprises the world over, stay ahead. We provide unified communications, contact centers and programmable communications APIs, built on the world's most flexible cloud communications platform. True to our roots as a technology disruptor, our flexible approach helps us to better serve the growing collaboration, communications, and customer experience needs of companies, across all communications channels.

Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel, Australia and Asia. To follow Vonage on Twitter, please visit www.twitter.com/vonage. To become a fan on Facebook, go to facebook.com/vonage. To subscribe on YouTube, visit youtube.com/vonage.

Media Contact:    Media Contact:Jo AnnTizzano, (732) 365-1363, joann.tizzano@vonage.com

Investor Contact:    HunterBlankenbaker, (732) 444-4926, hunter.blankenbaker@vonage.com

(1) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net loss.
(2) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP net loss.
(3) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019

Statement of Operations Data:
Service, access and product revenues	$283,077	$287,466	$260,110
USF revenues	14,380	22,221	19,431
Total revenues	297,457	309,687	279,541

Operating Expenses:
Service, access and product cost of revenues (excluding depreciation and amortization of $9,609, $9,947, and $9,418, respectively)	113,038	113,398	93,980
USF cost of revenues	14,380	22,221	19,431
Sales and marketing	85,621	88,598	95,523
Engineering and development	19,203	19,142	16,526
General and administrative	40,882	39,292	35,459
Depreciation and amortization	20,485	23,061	21,214
	293,609	305,712	282,133
Income (Loss) from operations	3,848	3,975	(2,592)
Other Income (Expense):
Interest expense	(8,082)	(8,304)	(7,576)
Other income (expense), net	229	455	(416)
	(7,853)	(7,849)	(7,992)
Loss before income tax benefit	(4,005)	(3,874)	(10,584)
Income tax benefit	250	1,499	10,050
Net loss	$(3,755)	$(2,375)	$(534)
Loss per common share:
Basic and diluted	$(0.02)	$(0.01)	$—
Weighted-average common shares outstanding:
Basic and diluted	243,627	242,708	240,527

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019

Statement of Cash Flow Data:
Net cash provided by operating activities	$2,503	$33,076	$2,750
Net cash used in investing activities	(13,235)	(12,817)	(10,774)
Net cash provided by (used in) financing activities	32,499	(15,687)	20,786
Capital expenditures and acquisition and development of software assets	(13,235)	(12,817)	(10,774)

	March 31,	December 31,
	2020	2019

Balance Sheet Data (at period end):
Cash and cash equivalents	$43,073	$23,620
Restricted cash	2,039	2,015
Accounts receivable, net of allowance	96,238	101,813
Inventory, net of allowance	1,346	1,475
Prepaid expenses and other current assets	37,438	32,326
Deferred customer acquisition costs, current and non-current	73,862	68,982
Property and equipment, net	43,144	48,371
Goodwill	591,022	602,970
Operating lease right of use assets	33,735	50,847
Software, net	50,678	40,300
Intangible assets, net	227,979	249,905
Deferred tax assets	106,262	108,347
Other assets	32,813	33,729
Total assets	$1,339,629	$1,364,700

Accounts payable and accrued expenses	$151,696	$179,955
Operating lease liabilities, current and non-current	39,935	58,199
Deferred revenue, current and non-current	61,022	59,464
Total notes payable, net and indebtedness under revolving credit facility, including current portion	265,500	220,500
Convertible senior notes, net	280,111	276,658
Other liabilities	2,652	2,862
Total liabilities	$800,916	$797,638
Total stockholders' equity	$538,713	$567,062

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Revenues:
Service revenues	$195,649	$196,454	$159,345
Access and product revenues(1)	10,122	10,708	11,697
Service, access and product revenues excluding USF	205,771	207,162	171,042
USF revenues	4,482	10,571	8,555
Total revenues	$210,253	$217,733	$179,597

Cost of Revenues:
Service cost of revenues(2)	$92,357	$92,549	$69,854
Access and product cost of revenues(1)	11,596	12,132	13,871
Service, access and product cost of revenues excluding USF	103,953	104,681	83,725
USF revenues	4,482	10,571	8,555
Total cost of revenues	$108,435	$115,252	$92,280

Service margin %	52.8%	52.9%	56.2%
Gross margin % excluding USF (Service, access and product margin %)	49.5%	49.5%	51.1%
Gross margin %	48.4%	47.1%	48.6%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $8,519, $8,800, and $8,214 for the quarters ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Revenues:
Service revenues	$77,243	$80,237	$89,000
Access and product revenues(1)	63	67	68
Service, access and product revenues excluding USF	77,306	80,304	89,068
USF revenues	9,898	11,650	10,876
Total revenues	$87,204	$91,954	$99,944

Cost of Revenues:
Service cost of revenues(2)	$8,512	$7,971	$9,258
Access and product cost of revenues(1)	573	746	997
Service, access and product cost of revenues excluding USF	9,085	8,717	10,255
USF revenues	9,898	11,650	10,876
Total cost of revenues	$18,983	$20,367	$21,131

Service margin %	89.0%	90.1%	89.6%
Gross margin % excluding USF (Service, access and product margin %)	88.2%	89.1%	88.5%
Gross margin %	78.2%	77.9%	78.9%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,090, $1,147, $1,204 for the quarters ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Service revenue per customer	$475	$476	$408
Business revenue churn	0.8%	1.2%	1.2%
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Average monthly revenues per line	$27.35	$27.57	$26.43
Subscriber lines (at period end)	1,037,794	1,087,819	1,232,857
Customer churn	1.8%	1.7%	1.9%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net loss	$(3,755)	$(2,375)	$(534)
Interest expense	8,082	8,304	7,576
Income tax	(250)	(1,499)	(10,050)
Depreciation and amortization	20,485	23,061	21,214
Amortization of costs to implement cloud computing arrangements	609	680	125
EBITDA	25,171	28,171	18,331

Share-based expense	11,116	13,090	7,940
Acquisition related transaction and integration costs	—	80	191
Organizational transformation (1)	1,194	3,347	3,985
Other non-recurring items (2)	1,356	115	673
Adjusted EBITDA	38,837	44,803	31,120
Less:
Capital expenditures	(2,887)	(4,847)	(5,277)
Intangible assets	(75)	(318)	—
Acquisition and development of software assets	(10,273)	(7,652)	(5,497)
Adjusted EBITDA Minus Capex	$25,602	$31,986	$20,346

(1) The costs identified as “Organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits, system change management, facility exit costs, and rebranding.

(2) Other non-recurring items principally include certain litigation charges and other non-recurring project costs.

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net loss	$(3,755)	$(2,375)	$(534)
Amortization of acquisition - related intangibles	13,779	14,968	14,179
Amortization of costs to implement cloud computing arrangements	609	680	125
Amortization of debt discount	3,054	2,996	—
Acquisition related transaction and integration costs	—	80	191
Organizational transformation (1)	1,194	3,347	3,985
Other non-recurring items (2)	1,356	115	673
Tax effect on adjusting items	(4,198)	(4,659)	(4,022)
Net income excluding adjustments	$12,039	$15,152	$14,597
Loss per common share:
Basic and diluted	$(0.02)	$(0.01)	$—
Weighted-average common shares outstanding:
Basic and diluted	243,627	242,708	240,527
Earnings per common share, excluding adjustments:
Basic	$0.05	$0.06	$0.06
Diluted	$0.05	$0.06	$0.06
Weighted-average common shares outstanding:
Basic	243,593	242,708	240,527
Diluted	250,514	249,624	246,346

(1) The costs identified as “Organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits, system change management, facility exit costs, and rebranding.

(2) Other non-recurring items principally include certain litigation charges and other non-recurring project costs.

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net cash provided by operating activities	$2,503	$33,076	$2,750
Less:
Capital expenditures	(2,887)	(4,847)	(5,277)
Intangible assets	(75)	(318)	—
Acquisition and development of software assets	(10,273)	(7,652)	(5,497)
Free cash flow	$(10,732)	$20,259	$(8,024)

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY AND CONVERTIBLE SENIOR NOTES TO NET DEBT
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2020	2019

Notes payable and indebtedness under revolving credit facility, net of current maturities	265,500	220,500
Convertible senior notes, net	280,111	276,658
Unamortized discount on debt	6,709	7,108
Unamortized debt related costs	58,180	61,234
Gross debt	610,500	565,500
Less:
Unrestricted cash	43,073	23,620
Net debt	$567,427	$541,880

Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted EBITDA, adjusted EBITDA less Capex, adjusted net income, constant currency, net debt (cash), and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP net income (loss) before interest, tax, depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, organizational transformation costs and other non-recurring items. The costs identified as “organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits, system change management, facility exit costs, and rebranding.
Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of interest, tax, depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, organizational transformation costs and other non-recurring items. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain professional related fees. Other non-recurring items principally include certain litigation charges and other non-recurring project costs.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted EBITDA to the corresponding GAAP measure of net income because stock-based compensation expense and other non-recurring items cannot be reasonably calculated or predicted at this time as they may be significantly impacted by future events, the timing and nature of which cannot be reasonably calculated or predicted at this time.  Accordingly, a reconciliation is not available without unreasonable effort.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, amortization of debt discount, organizational transformation costs, other non-recurring items and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, organizational transformation, other non-recurring items, and tax effect on adjusting items are not reflective of operating performance. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain related professional fees. Other non-recurring items principally include certain litigation charges and other non-recurring project costs.

Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.
Net debt (cash)
Vonage defines net debt (cash) as indebtedness under revolving credit facility, convertible senior notes, discount on debt, and debt related costs less unrestricted cash.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about the outcome and timing of the strategic review of consumer and operational review, including whether or not the reviews result in a transaction and if so the nature and timing of any such transaction, our business transformation, financing activity, growth priorities or plans, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per customer, cost of communications services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
(vg-f)